EXHIBIT 5.1

CHIESA SHAHINIAN & GIANTOMASI PC

One Boland Drive

West Orange, New Jersey 07052

(973) 325-1500

May 11, 2015

PFSweb, Inc.

505 Millennium Drive

Allen, TX 75013

Re: PFSweb, Inc. -Registration Statement on Form S-3 (SEC No. 333-201674)

Gentlemen:

We have acted as counsel to PFSweb, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced registration statement on Form S-3 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to $75,000,000 in aggregate amount of (i) its debt securities (“Debt Securities”), (ii) shares of its Common Stock, par value $.001 per share (the “Common Stock”), (iii) shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock and/or Debt Securities, and (v) units (the “Units”) consisting of Common Stock, Preferred Stock, Warrants and/or Debt Securities (collectively, the “Securities”), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We have also assumed that (i) that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), and Bylaws, as amended, and applicable Delaware law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate and not otherwise reserved for issuance and (viii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. When the indentures governing the Debt Securities has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), and when the Debt Securities have been (a) duly established by the indentures or any supplemental indentures thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the indentures and any applicable supplemental indentures, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

2. With respect to the Common Stock, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in an amount per share that equals or exceeds its par value in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

3. With respect to the Preferred Stock, upon due authorization by Board Action of an issuance of a series of Preferred Stock, and upon issuance and delivery of the series of Preferred Stock against payment of valid consideration therefor in an amount per share that equals or exceeds its par value in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

4. With respect to the Warrants, when the issuance of the Warrants has been duly authorized by Board Action and the Warrants have been duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

To the extent that the obligations of the Company under the indentures governing the Debt Securities may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indentures governing the Debt Securities, (ii) that each of the indentures has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability and (iii) that no consent, approval, authorization, declaration, registration or filing by or with any governmental agency, authority, commission, board or bureau or other person or entity is required for such execution and delivery or in connection with the consummation by it of the transactions contemplated by the indentures, other than such consents, approvals, authorizations, declarations, registrations or filings by or with any governmental agency, authority, commission, board or bureau or other person or entity which have been obtained and are in full force and effect.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the references to our firm under the caption “Legal Opinions” in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Chiesa Shahinian & Giantomasi PC

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